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                                                               Exhibit 10.11 (c)

                             AMENDMENT NUMBER ONE
                                    to the
                            MALLINCKRODT GROUP INC.
                       CORPORATE STAFF CHANGE IN CONTROL
                                SEVERANCE PLAN



          The Mallinckrodt Group Inc. Corporate Staff Change in Control Severance Plan (the "Plan"), is hereby amended, effective as of June 15, 2000, as set forth below.

          Capitalized terms used herein without definition shall have the respective meanings set forth in the Plan.

          1.   Section 1 Definitions.
               ---------------------

          (a) The definition of "Cause" set forth in Section 1(a) of the Plan is amended to include the phrase "which remains uncured for a period of ten (10) days" immediately following the parenthetical "(other than any failure due to physical or mental incapacity)".

          (b) The definition of "Good Reason" set forth in Section 1(g) of the Plan is amended by deleting the last sentence thereof which currently reads "A Participant must notify the Company of an event constituting Good Reason within ninety (90) days following such Participant's knowledge of its existence or such event shall not constitute Good Reason under the Plan."

          2. The validity, interpretation, and enforcement of this amendment shall be governed by the law of the State of New York. The invalidity or unenforceabililty of any provision of this amendment shall not affect the validity or enforceabililty of any other provision of this amendment or of the Plan, as amended hereby, which other provisions shall remain in full force and effect.